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                                                                    EXHIBIT 21.1


                   LIST OF SUBSIDIARIES OF OPEN SOLUTIONS INC.

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
Subsidiary                                         Jurisdiction of Incorporation or Formation
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
Maxxar Corporation                                             Delaware

Open Solutions RDS Technologies, Inc.                          Delaware

Wildcat Acquisition Corp.                                      Delaware

Open Solutions BIS, Inc.                                       Delaware

BIS LP, Inc.                                                   Delaware

BISYS Information Solutions Holdings I, Inc.                   Delaware

BISYS Information Solutions Holdings II, Inc.                  Delaware

BISYS Information Solutions L.P.                               Delaware

BISYS Document Solutions, LLC                                  Delaware

re:Member Data Services, Inc.                                  Indiana

6259936 Canada, Inc.                                           Federal Canada

Open Solutions Datawest, Inc.                                  Federal Canada

Open Solutions DTS, Inc.                                       British Columbia, Canada

Open Solutions Canada, Inc.                                    Ontario, Canada

Open Solutions Canada (partnership)                            Ontario, Canada

TCS (Canada) Ltd.                                              Ontario, Canada

Open Solutions Software Services Private Limited               Delhi, India
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